Nationwide Variable Insurance Trust
Sub-Item 77C Exhibit:
Submission of Matters
To A Vote of
Security Holders
6-30-17 Semi-Annual Report

Meeting Date
April 7, 2017

Meeting Description

Matters Submitted to a Vote of Security Holders at a special meeting of shareholders held on April 7, 2017, shares were voted as follows on the proposals presented to the shareholders:

1. To approve the liquidation of the assets and dissolution of the
   NVIT Flexible Fixed Income Fund pursuant to the provisions of a plan of liquidation and dissolution approved by the Board of Trustees of the Trust.

   NVIT Flexible Fixed Income Fund                              Shares Voted

   For                                                           232,883.897

  Against                                                                 0

  Abstain                                                        22,232.410

  Total                                                         255,116.307

2. To approve the liquidation of the assets and dissolution of the NVIT
   Flexible Moderate Growth Fund pursuant to the provisions of a plan of liquidation and dissolution approved by the Board of Trustees of the Trust.

   NVIT Flexible Moderate Growth Fund                           Shares Voted
   For                                                           606,515.979

Against                                                                 0

Abstain                                                        42,729.082

Total                                                         649,245.061

3. To approve the liquidation of the assets and dissolution of the Lazard
   NVIT Flexible Opportunistic Strategies Fund pursuant to the provisions of a plan of liquidation and dissolution approved by the Board of
   Trustees of the Trust.

   Lazard NVIT Flexible Opportunistic Strategies Fund           Shares Voted
   For                                                           766,020.297

 Against                                                                 0

 Abstain                                                        48,965.032

 Total                                                         814,985.329

2